 EXHIBIT 99.1

Luvu Brands Announces Preliminary Q2 Fiscal 2017 Results

Atlanta, Georgia, January 20, 2017 – Luvu Brands, Inc., (OTCQB: LUVU), a manufacturer and marketer of premium consumer brands in the categories of sexual wellness, comfort top-of-bed accessories and lifestyle fashion furniture, today announced preliminary, unaudited, net sales for the three and six months ended December 31, 2016.

  Preliminary net sales for the three months ended December 31, 2016 were a record $5.1 million, an increase of 5% from the comparable prior year quarter.  This is on top of a 14% increase last year.
  Preliminary net sales for the six months ended December 31, 2016 were a record $9.2 million, an increase of 7% from the comparable prior year period and on top of a 9% increase last year.

These preliminary net sales results represent the most current information available to management and are subject to change as the company completes its quarterly close process, including review procedures of its independent external auditor.

Louis Friedman, Chairman and Chief Executive Officer, commented, “We are pleased with the growth in net sales for the three and six months ended December, 31, 2016. To further accelerate the sales growth we are making several changes to our business model that we believe will position the business for further growth in the second half of 2017 and beyond”.

Mr. Friedman added, “Effective third quarter 2017, we will concentrate our focus on the manufacturing and marketing of our own unique brands of “vacuum and roll compressed” consumer products and phase out the distribution of certain lower margin adult toys.  The Liberator brand has developed a unique category in the sexual wellness space, allowing access into many new countries and markets where adult products are generally prohibited, including India and the Middle East.”

As part of this plan, and in an effort to reduce staff, shipping expense, inventory, and rationalize our SKU count, Mr. Friedman added, “By the end of January, 2017 we will phase-out and no longer distribute products from Tenga Japan, including their male pleasure products and personal massagers. For the three months ended December 31, 2016, sales of Tenga products resulted in $838,000 of revenues, a gross margin of $153,000 with an estimated net contribution of $86,000, after expenses. The termination of the Tenga relationship enables us to reallocate warehouse space, sales personnel and employees to focus on expanding the Liberator, Jaxx and Avana brands, which are sold at significantly higher gross margins than Tenga products”.

About Luvu Brands

Luvu Brands, Inc. designs, manufactures, licenses, and markets a portfolio of premium consumer lifestyle brands including products for intimacy enhancement, fashion seating and furniture, and top-of-bed comfort products. The Company is headquartered in Atlanta, Georgia in a 140,000 square foot vertically-integrated manufacturing facility that employs over 160 people. Bringing manufacturing back to the USA, sustainable manufacturing practices, and decreasing the overall impact on the environment are core to the Company’s operating principles. Luvu Brands promotes its products in a variety of consumer categories to retailers, wholesalers, and distributors in the United States and globally. The Company’s brand sites include: liberator.com, jaxxliving.com, avanacomfort.com plus other global e-commerce sites. For more information about Luvu Brands, please visit luvubrands.com.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to possible changes in the unaudited financial information contained herein, the focus on manufacturing and marketing our own brands, expectations of our ability to increase our margins, satisfy our obligations as they become due, report profitable operations  and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended June 30, 2016, our most recent Form 10-Q and our subsequent filings with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Luvu Brands, Inc.

Ronald Scott

Chief Financial Officer

770-246-6426

ron@LuvuBrands.com